Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Toys “R” Us Debenture-Backed Series 2001-31

*CUSIP:	21988G619	Class	A-1
	21988GBD7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 19, 2017.

INTEREST ACCOUNT
Balance as of September 1, 2017		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of December 11, 2017 sale of Underlying Security pursuant to Section 5(e) of the Series Supplement received December 11, 2017
Transfer of Funds from Principal Account		$98,542.08
LESS:
Distribution to Class A-1 Holders	-$	0.00
Distribution to Class A-2 Holders	-$	98,542.08
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of December 19, 2017		$0.00

PRINCIPAL ACCOUNT
Balance as of September 1, 2017		$0.00
Scheduled Principal received on securities		$0.00
Unscheduled Principal received on securities		$3,010,700.00
Principal portion of December 11, 2017 sale of Underlying Security pursuant to Section 5(e) of the Series Supplement received December 11, 2017		$0.00
LESS:
Distribution of principal to Class A-1 Holders on December 19, 2017	-$	2,912,157.92
Transfer of Funds to Interest Account	-$	98,542.08
Balance as of December 19, 2017		$0.00

UNDERLYING SECURITIES HELD AS OF December 19, 2017

Principal Amount	Title of Security
$0	Toys “R” Us, Inc. 8.75% Debentures due September 1, 2021
*CUSIP: 892335AC4

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.